Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

UNITED STATES WHEEL CORP.

1.             The name of the corporation is:

UNITED STATES WHEEL CORP.

2.             The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.             The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Cent ($.01) amounting in the aggregate to Ten Dollars ($10.00).

5.             The board of directors is authorized to make, alter or repeal the by-laws of the corporation.  Election of directors need not be by written ballot.

6.             The name and mailing address of the incorporator is:

                V. A. Brookens

                Corporation Trust Center

                1209 Orange Street

                Wilmington, Delaware  19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of November, 1986.

/s/ V. A. Brookens
V. A. Brookens

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF CAPITAL OF
UNITED STATES WHEEL CORP.

Adopted in accordance with the
provisions of Section 241 of the
General Corporation Law of
the State of Delaware

I, V. A. Brookens, the sole incorporator of United States Wheel Corp., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:  That the Certificate of Incorporation of the corporation is hereby amended by-striking out Paragraph 1 in its entirety and substituting in lieu thereof a new Paragraph 1 as follows:

“1.                                 The name of the corporation is Accuride Corporation.”

That the Certificate of Incorporation of the Corporation is hereby further amended by creating a new Paragraph 7 as follows:

“7.           To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.”

SECOND:  That the corporation has not received any payment for any of its stock.

THIRD:  That the foregoing amendments have been duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the Certificate of Incorporation and no directors having been elected.

IN WITNESS WHEREOF, I have signed this Certificate of Amendment of Certificate of incorporation as of the 9th day of December, 1986.

/s/ V. A. Brookens
V. A. Brookens,
Sole Incorporator

CERTIFICATE OF CORRECTION
TO THE CERTIFICATE OF
AMENDMENT OF ACCURIDE CORPORATION

(Filed to correct a certain error
as filed in the office of the
Secretary of State of Delaware on
December 9, 1986)

Mitt Romney and Geoffrey S. Rehnert, being a majority of the directors of Accuride Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“the Corporation”), pursuant to Section 103(f) of the General Corporation Law, do hereby certify as follows:

1.             That the Certificate of Amendment to Certificate of Incorporation of Accuride Corporation as filed on December 9, 1986 with the Delaware Secretary of State was an inaccurate record of the corporate action taken therein and requires correction.

2.             That the Certificate of Amendment inaccurately stated no directors of the Corporation were elected, pursuant to Section 241 of the General Corporation Law of the State of Delaware.

3.             That the Certificate of Amendment of the Corporation is hereby rescinded.

4.             That the directors of the Corporation attach a corrected Certificate of Amendment to Certificate of Incorporation setting forth an accurate record of the corporate action.

IN WITNESS WHEREOF, said Accuride Corporation has caused this Certificate to be signed by a majority of its directors this 11th day of December, 1986.

ACCURIDE CORPORATION

/s/ Mitt Romney
Mitt Romney, Director

/s/ Geoffrey S. Rehnert
Geoffrey S. Rehnert, Director

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF INCORPORATION
BEFORE PAYMENT OF CAPITAL
OF
UNITED STATES WHEEL CORP.

The undersigned, being a majority of the Board of Directors of United States Wheel Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), do hereby certify as follows:

FIRST:  That the Corporation has not received any payment for any of its stock.

SECOND:  That the sole incorporator elected a board of directors.

THIRD:  That the directors of the corporation amended the Certificate of Incorporation by deleting Paragraph 1 thereof in its entirety and inserting in its place Paragraph 1 as follows:

“1                                    The name of the corporation is: Accuride Corporation.”

That the directors of the Corporation further amend the Certificate of incorporation by creating a new Paragraph 7 as follows:

“7.           To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.”

FOURTH:  That the foregoing amendments were duly adopted by written consent signed by the directors of the corporation in accordance with Sections 141(f) and 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF United States Wheel Corp. has caused this Certificate of Amendment to be signed by Mitt Romney and Geoffrey S. Rehnert, a majority of its directors, this 9th day of December, 1986.

/s/ Mitt Romney
Mitt Romney

/s/ Geoffrey S. Rehnert
Geoffrey S. Rehnert

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION OF
ACCURIDE CORPORATION

It is hereby certified that:

1.             The name of the corporation is Accuride Corporation (the “Corporation”) and the original Certificate of Incorporation of the Corporation was filed with the Secretary of state of Delaware on November 14, 1986, and that a Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of the Corporation was filed with the Secretary of State of Delaware on December 9, 1986, and that a Certificate of Correction to the Certificate of Amendment of the Corporation was filed with the Secretary of State of Delaware on December 12, 1986, and that a Certificate of Ownership and Merger of the Corporation was filed with the Secretary of State of Delaware on December 27, 1989.

2.             The Certificate of Incorporation of the Corporation, as amended, is hereby amended by striking out Paragraph 4 thereof and by substituting in lieu of said Paragraph the following new Paragraph:

4.             The corporation shall have authority to issue two classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock.”  The total number of shares which the corporation shall have authority to issue is Fifty Thousand (50,000) shares.  Forty Five Thousand (45,000) shall be Common Stock and Five Thousand (5,000) shall be Preferred Stock, each with par value of $0.01 per share.

3.             The amendment of the Certificate of Incorporation herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Accuride Corporation has caused this certificate to be signed by William P. Greubel, its President, as of January 21, 1998.

By:	/s/ William P. Greubel
William P. Greubel,
President

CERTIFICATE OF AMENDMENT OF
THE CERTIFICATE OF INCORPORATION OF
ACCURIDE CORPORATION

It is hereby certified that:

1.             The name of the corporation is Accuride Corporation (the “Corporation”) and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on November 14, 1986, and that a Certificate of Amendment of Certificate of Incorporation Before Payment of Capital of the Corporation was filed with the Secretary of State of Delaware on December 9, 1986, and that a Certificate of Correction to the Certificate of Amendment of the Corporation was filed with the Secretary of State of Delaware on December 12, 1986, and that a Certificate of Ownership and Merger of the Corporation was filed with the Secretary of State of Delaware on December 27, 1989, and that a Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 21, 1998.

2.             The Certificate of Incorporation of the Corporation, as amended, is hereby amended by striking out Paragraph 4 thereof and by substituting in lieu of said Paragraph the following new Paragraph:

4.             The corporation shall have authority to issue two classes of stock to be designated, respectively, “Preferred Stock” and “Common Stock.”  The total number of shares which the corporation shall have authority to issue is Seventy Thousand (70,000) shares.  Sixty-Five Thousand (65,000) shall be Common Stock and Five Thousand (5,000) shall be Preferred Stock, each with par value of $0.01 per share.

3.             The amendment of the Certificate of Incorporation herein has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Accuride Corporation has caused this certificate to be signed by Terrence J. Keating, its President and Chief Executive Officer, as of December 23, 2004.

By:	/s/ Terrence J. Keating
Terrence J. Keating,
President and Chief Executive Officer